UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2004
                                                   ----------------

                          GVI SECURITY SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                    000-21295                  77-0436410
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)         Identification Number)


           2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007
      --------------------------------------------------------------------
               (Address of principal executive office)        (Zip Code)


       Registrant's telephone number, including area code: (972) 245-7353
                                                           --------------


       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13c-4(c))


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         ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 1, 2004, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 1, 2004, by and among GVI Security Solutions, Inc. (the "Company"), Rapor, Inc., a Florida corporation ("Rapor"), and Rapor Acquisition Corp., a wholly-owned subsidiary of the Company ("Acquisition Corp."), Rapor merged (the "Merger") with Acquisition Corp., becoming the Company's wholly-owned subsidiary.

         Rapor is a developer, manufacturer and distributor of integrated security systems that control access to restricted areas. Rapor's patented access control systems combine an access control door with components such as metal detectors, screening devices and other sensors. Rapor's products have been installed in airports, high-tech manufacturing facilities, office buildings and courthouses, among others.

         As a result of the Merger, the former stockholders of Rapor were issued
(i) an aggregate of 2,707,852 shares of the Company's Common Stock, and (ii) seven-year warrants (the "Warrants") to purchase an aggregate of 1,353,925 shares of Common Stock at an exercise price of $3.04 per share. The Merger consideration was determined by the Company's Board of Directors after negotiation with Rapor.

         In addition, contemporaneous with the closing of the Merger, the Company paid approximately $184,000 in cash, and issued 98,007 shares of Common Stock, in full satisfaction of obligations owed by Rapor to a secured creditor.

         In connection with the Merger, and pursuant to the Merger Agreement, the Company entered into a Registration Rights Agreement with the stockholders of Rapor pursuant to which the Company agreed to register the shares of Common Stock issued in the Merger to Rapor's stockholders, and the shares of Common Stock issuable upon exercise of the Warrants.

         Joseph Rosetti, one of the Company's directors, was a director of Rapor prior to the Merger. Mr. Rosetti was also the direct holder of approximately 12% of Rapor's outstanding common stock, and a principal partner in a partnership, established for the benefit of members of his family, that held approximately 7.5% of Rapor's outstanding common stock.

         In August 2004 the Company entered into a six-month Services Agreement with Rapor pursuant to which Rapor provides the Company with technical and engineering support services in connection with the Company's sales of integrated security solutions products. In consideration for these services, the Company pays Rapor $38,000 per month and reimburses Rapor for certain documented expenses.

ITEM 3.02   UNREGISTERED SALE OF EQUITY SECURITIES.

         As disclosed above under Item 2.01, on the December 1, 2004, the Company issued to the former stockholders of Rapor 2,707,852 shares of Company's Common Stock, and seven-year Warrants to purchase an aggregate of 1,353,925 shares at an exercise price of $3.04 per share, and issued 90,007 shares of Common Stock to a former creditor of Rapor. The issuance were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Rule 506 of Regulation D promulgated thereunder.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

         It is impracticable to provide the required financial statements for Rapor. The required financial statements will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this initial report on Form 8-K must be filed.

(b) Pro Forma Financial.

         It is impracticable to provide the required pro forma financial information for the Company and Rapor at this time. The required pro forma financial information will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this initial report on Form 8-K must be filed.

(c) Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated as of June 30, 2004, by and among GVI Security Solutions, Inc., Rapor, Inc., and Rapor Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Current Report of Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2004).

Exhibit 2.2 Form of Registration Rights Agreement, by and among GVI Security Solutions, Inc and the stockholders party thereto. (incorporated by reference to Exhibit 2.2 of the Current Report of Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2004)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 2004

                                          GVI SECURITY SOLUTIONS, INC.


                                          By: /s/ Nazzareno E. Paciotti
                                              ----------------------------------
                                              Name:  Nazzareno Paciotti
                                              Title: Chief Executive Officer and
                                                     Chief Financial Officer

                                  EXHIBIT INDEX

No.               Description
-----------       -----------

Exhibit 2.1 Agreement and Plan of Merger, dated as of June 30, 2004, by and among GVI Security Solutions, Inc., Rapor, Inc., and Rapor Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Current Report of Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2004).

Exhibit 2.2 Form of Registration Rights Agreement, by and among GVI Security Solutions, Inc and the stockholders party thereto. (incorporated by reference to Exhibit 2.2 of the Current Report of Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2004)